Exhibit 10.2
THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BETWEEN THE HOLDER (AS DEFINED BELOW) AND MIDCAP FINANCIAL TRUST.
THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

AKOYA BIOSCIENCES, INC.
Form of Convertible Promissory Note
$[●]            Original Issue Date: [●], 20[●]
For value received, Akoya Biosciences, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Quanterix Corporation (hereinafter referred to, together with its successors in title and assigns, as the “Holder”), the principal sum of [●] Dollars ($[●]), together with any unpaid interest thereon as set forth below in the manner and on the dates set forth herein, unless earlier converted or cancelled pursuant to the terms and conditions set forth below. The outstanding principal of this Note, together with any unpaid interest thereon, is hereinafter referred to as the “Amount Due.”
This Convertible Promissory Note (this “Note”) is issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of [●], 2025, by and between the Company and the Holder (the “Purchase Agreement”). Unless otherwise indicated, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
1.Definitions. The following terms shall have the respective meanings specified below:
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise.

“Applicable Margin” means six and four fifths of one percent (6.80%).
“Base Rate” means a per annum rate of interest equal to the greater of (i) two and one half percent per annum (2.50%) and (ii) a per annum rate of interest equal to the rate of interest announced, from time to time, within Wells Fargo Bank National Association (“Wells Fargo”) at its principal office in San Francisco as its “prime rate” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that the Holder may, upon written notice to the Company, choose a reasonably comparable index or source to use as the basis for the Base Rate.
“Common Stock” means the common stock, par value $0.00001 per share, of the Company, and any Capital Stock of the Company into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.
“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time.
“Conversion Price” means an amount equal to the product of (i) the Exchange Ratio (as defined in the Merger Agreement), as it may be adjusted from time to time pursuant to the terms of the Merger Agreement, and (ii) the VWAP of the common stock, par value $0.00001 per share, of the Holder for the 10 consecutive Trading Days ending on (and including) the Trading Day that is one Trading Day prior to the announcement of the entry into the Merger Agreement.
“Conversion Date” means the date that all or a portion of this Note is converted into shares of Common Stock pursuant to Section 4.2.
“Floor” means the rate per annum of interest equal to 2.50%.
“Interest Period” means any period commencing on the first day of a calendar month and ending on the last day of such calendar month.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 9, 2025, by and among the Company, the Holder and Merger Sub.
“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, or any Governmental Body.
“Reference Time” means approximately a time substantially consistent with market practice two SOFR Business Days prior to the first day of each calendar month. If by 5:00 pm (New York City time) on any interest lookback day, Term SOFR in respect of such interest lookback day has not been published on the SOFR Administrator’s Website, then Term SOFR for such interest lookback day will be Term SOFR as published in respect of the first preceding SOFR Business Day for which Term SOFR was published on the SOFR Administrator’s Website; provided that such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such interest lookback day.
“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.
“SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Holder in its reasonable discretion).
“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified by the SOFR Administrator from time to time.
“SOFR Business Day” means any day other than a Saturday or Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government Securities.
“SOFR Interest Rate” means, with respect to each day during which interest accrues on this Note, the rate per annum (expressed as a percentage) equal to Term SOFR for the applicable Interest Period for such day. Notwithstanding the foregoing, the SOFR Interest Rate shall not at any time be less than the Floor.
“Term SOFR” means the greater of (a) the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by the SOFR Administrator and is displayed on the SOFR Administrator’s Website at approximately the Reference Time for such Interest Period plus 0.11448% and (b) the Floor.
“Trading Day” means a day on which shares of Common Stock are traded on the applicable Trading Market.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the

Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
2.Maturity and Interest. This Note shall mature and shall become payable on the earliest to occur of (a) the 91st day following the earlier of (i) November 1, 2027 and (ii) the date that the Company’s Indebtedness under the Company Existing Loan Documents is repaid in full, and all commitments of the agent or lenders thereunder to advance any funds to the Company have been terminated (the “Maturity Date”) and (b) subject to the terms of the Subordination Agreement, the occurrence of an acceleration of the Note pursuant to Section 5, in each case unless earlier converted or cancelled pursuant to the terms set forth herein. This Note shall bear interest from, and including, the date of issuance at a rate equal to the SOFR Interest Rate plus the Applicable Margin (the “Initial Interest Rate”) until, but excluding, the earliest to occur of (i) the Maturity Date, and (iii) the date of conversion of the Note. Interest on this Note shall be computed on the basis of the actual number of days elapsed and a year of 360 days and shall be paid monthly in arrears on the first day of each month and on the Maturity Date. From and including the Maturity Date, if not earlier converted, and for such time that this Note remains outstanding, this Note shall bear default interest at a rate equal to the Initial Interest Rate plus three percent (the “Default Rate”) per annum, which shall accrue daily and compound monthly to, but excluding, the date of repayment or conversion of the Note. To the extent that any rate of interest set forth in this Note is higher than the maximum percentage permitted by law, or lower than the lowest percentage permitted by law to allow this Note to be classified as indebtedness for United States federal tax purposes, such rate shall be automatically adjusted to such highest or lowest rate (as applicable) permitted by law.
Unless earlier converted as provided in this Note and subject to the terms of the Subordination Agreement, from and including the date of issuance, and for as long as this Note remains outstanding, any interest payments pursuant to this Note shall be made exclusively to the Holder in cash. Interest on the Note shall be paid monthly in arrears on the first (1st) day of each month and on the maturity of such Note, whether by acceleration or otherwise.
In the event one or more of the following events occurs with respect to Term SOFR: (a) a public statement or publication of information by or on behalf of the SOFR Administrator announcing that the SOFR Administrator has ceased or will cease to provide Term SOFR for a one-month period, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a one-month period; (b) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator, the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the SOFR Administrator, or a court or an entity with similar insolvency or resolution authority, which states that the SOFR Administrator has ceased or will cease to provide Term SOFR for a one-month period permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a one-month period; or (c) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator announcing that the Term SOFR for a one-month period is no longer, or as of a specified future date will no longer be, representative and Holder has provided the Company with notice of the same, this Note shall bear interest at the Base Rate at the end of the applicable Interest Period.
3.Amount Due.
3.1Payments. Payment of any Amount Due under this Note shall be made in immediately available funds in lawful currency of the United States of America at the offices of the Holder or at such other place as the Holder hereof shall have designated to the Company in writing. Payment shall be credited first to any costs, expenses or charges then payable to the Holder, then to accrued interest then due and payable, and then to principal.
3.2Prepayment.
(a)This Note may not be prepaid without the prior written consent of the Holder; provided, however, that, on or after the date, if any, that the Merger Agreement is terminated in accordance with its terms, this Note may be prepaid prior to the Maturity Date, without penalty, at the Company’s sole election, subject to the terms of the Subordination Agreement and the Company Existing Loan Documents.
(b)During the Conversion Period (as defined below), in the event that the Company receives any Net Cash Proceeds (as defined below) from the issuance of any debt or equity securities or instruments by the Company or the incurrence of any Indebtedness for borrowed money by the Company (other than pursuant to the Company Existing Loan Documents), the Company shall prepay this Note in an aggregate amount equal to all of such Net Cash Proceeds, subject to the terms of the Subordination Agreement and the Company Existing Loan Documents. Such prepayment shall be made by the Company not later than five Business Days following the date of receipt by the Company of the Net Cash Proceeds. For purposes hereof, “Net Cash Proceeds” means the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, notarial fees, consulting fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
4.Conversion.
4.1Conversion. During the period beginning on the date, if any, that the Merger Agreement is terminated in accordance with its terms and ending on the day prior to the Maturity Date (or the next Trading Day if either of such days is not a Trading Day) (the “Conversion Period”), the Holder may elect to convert all or a portion of the principal amount of this Note and any accrued and unpaid interest thereon into shares of Common Stock by providing written notice to the Company (the “Election Notice”) and specifying the Conversion Date and the principal amount of the Note to be converted. For the avoidance of doubt, unless the accrued and unpaid interest is converted pursuant to the foregoing, such accrued and unpaid interest (i) shall immediately and automatically cease to accrue on the principal amount converted at the time of conversion and (ii) shall be forfeited by the Holder or, at the Holder’s election, may be payable by the Company at the next interest payment date. In the event that the Holder does not deliver any Election Notice during such period, the Amount Due under this Note shall become immediately due and payable on the

Maturity Date. In the event that the Holder delivers an Election Notice, on the applicable Conversion Date, this Note shall automatically, and without any further action of the Holder or the Company, convert into a number of shares of Common Stock equal to the quotient obtained by dividing (i) the outstanding principal amount of this Note specified in the Election Notice plus any accrued and unpaid interest thereon by (ii) the Conversion Price, rounding down to the nearest whole number of shares. No ink-original Election Notice, nor any medallion guarantee (or other type of guarantee or notarization) of any Election Notice form shall be required. To effect conversions pursuant to this Section 4.1, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of reducing the outstanding principal amount of this Note (and any accrued and unpaid interest thereon) in an amount equal to the applicable principal amount of the Note so converted.
4.2Conversion Limitations. If the number of equity securities issuable upon conversion of this Note is limited by operation of law without the approval of the holders of shares of Common Stock (including pursuant to Nasdaq Listing Rule 5635 or any other rules or requirements of any stock exchange on which the securities of the Company are listed) (the “Stockholder Approval”), the Company shall issue the maximum number of shares of Common Stock issuable upon conversion of this Note absent such Stockholder Approval. Following any such partial conversion, the remaining portion of this Note will remain outstanding and the Company shall use reasonable best efforts to obtain the Stockholder Approval, including by calling a meeting of stockholders to seek the Stockholder Approval, recommending that holders of shares of Common Stock vote in favor of the Shareholder Approval and hiring a proxy solicitor to solicit proxies in connection with such meeting. The Holder shall vote or cause to be voted the maximum number of shares of Common Stock then owned by the Holder and that it is allowed to vote in accordance with applicable law or stock exchange requirements in favor of any such Stockholder Approval; it being understood that in no event shall the Holder or its Affiliates be required to exercise any warrants or acquire any additional shares of Common Stock. Following any conversion request by the Holder that would require the Company to obtain Stockholder Approval to effect such conversion request in full, interest shall accrue on the remaining Amount Due at the Default Rate in accordance with the penultimate sentence of Section 2 until Stockholder Approval is obtained. Upon receipt of such Stockholder Approval, the remaining Amount Due under this Note may be converted into shares of Common Stock equal to the quotient obtained by dividing (i) the applicable remaining Amount Due by (ii) the Conversion Price then in effect, rounding down to the nearest whole number of shares.
4.3Anti-Dilution. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:
(a)Adjustment of Conversion Price and Number of Shares upon Issuance of Common Stock. If at any time during the Conversion Period, the Company issues or sells, or is deemed to have issued or sold, other than (i) any shares of Common Stock upon the issuance, exercise or conversion of options and warrants of the Company issued prior to, and outstanding on, the first day of the Conversion Period, in each case provided such issuance is pursuant to the terms of such option or warrant, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the first day of the Conversion Period and are issued pursuant to the terms of such option or warrant, or (iii) shares of Common Stock or options to purchase such shares of Common Stock issued or issuable to employees or directors of, or consultants to, the Company pursuant to any Company Plan in effect as of the Initial Closing, provided that such shares of Common Stock are authorized under such Company Plan as of the Initial Closing (collectively, “Other Securities”) without consideration or for a consideration per share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Conversion Price then in effect shall be reduced concurrently with such issuance or deemed issuance to an amount equal to (calculated to the nearest one hundredth of a cent) the quotient obtained by dividing: (i) the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Conversion Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by (ii) the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale), provided that in no event shall the Conversion Price be reduced below $0.001.
(b)Effect on Conversion Price of Certain Events. For purposes of determining the Conversion Price, the following shall be applicable:
(i)Issuance of Options. If at any time during the Conversion Period, the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock or securities convertible into Common Stock (collectively, “Options”), other than Other Securities, and the price per share (determined as provided in this Section 4.3(b)(i) and in Section 4.3(c)) for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 4.3(b)(i), the price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such convertible securities shall be equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4.3(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Options, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Options. Subject to Section 4.3(c)(iii), no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of such convertible securities or the issue or sale of convertible securities upon exercise of any Options to purchase any such convertible securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 4.3(b).
(ii)Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities other than Other Securities at any time during the Conversion Period and the price per share (determined as provided in this Section 4.3(b)(ii) and in Section 4.3(c)) for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 4.3(b)(ii) the price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4.3(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Subject to Section 4.3(b)(iii), no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4.3(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
(iii)Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable upon conversion of this Note shall be correspondingly readjusted. For purposes of this Section 4.3(b)(iii), if the terms of any Option or convertible security that was outstanding on the first day of the Conversion Period are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 4.3(b) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(c)Effect on Conversion Price of Certain Events. For purposes of determining the Conversion Price, the following shall be applicable:
(i)Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities (measured by the closing sale price of such securities on the applicable Trading Market). If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger (other than the merger contemplated by the Merger Agreement) in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the 10th day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the principal amount of the Notes then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne by the Company.
(ii)Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.001.
(iii)Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.
(iv)Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
(d)Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time during the Conversion Period subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time during the Conversion Period combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 4.3(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(e)Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time during the Conversion Period, then, in each such case the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the closing bid price of the Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s board of directors) applicable to one share of Common Stock, and (B) the denominator shall be the closing bid price of the Common Stock on the Trading Day immediately preceding such record date.
(f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4.3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Note; provided, except as set forth in Section 4.3(c), that no such adjustment pursuant to this Section 4.3(f) will increase the Conversion Price as otherwise determined pursuant to this Section 4.3.
(g)Notices.
(i)Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to the holder of this Note, setting forth in reasonable detail, and certifying, the calculation of such adjustment.
(ii)The Company will give written notice to the holder of this Note at least ten days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.
4.4Fractional Shares. No fractional shares of any of the Company’s equity securities will be issued in connection with any conversion of this Note.
4.5Conversion Shares. At the Company’s expense, the Company shall not later than one Business Day after the Conversion Date set forth in the Election Notice issue and deliver to the Holder, in book-entry form, the number of shares of Common Stock to which the Holder shall be entitled upon such conversion of this Note, including a check payable to the Holder for any cash amounts payable in lieu of fractional shares as described in Section 4.4.
5.Demand; Default. This Note shall, at the election of the Holder, become immediately due and payable, upon notice and demand by the Holder, upon the occurrence of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):
(a)the Company fails to pay any of the principal amount on this Note when due and payable on the Maturity Date, upon a declaration of acceleration or otherwise;
(b)the Company fails to pay any interest on the Note when due and payable and the default continues for a period of three Business Days;
(c)the Company fails to comply with its obligation to convert the Notes upon exercise of the Holder’s conversion right in accordance with this Note and such failure continues for a period of three days; provided, however, that if Stockholder Approval is required to convert a portion of the Note, the failure to convert the Notes in advance of the Company obtaining Stockholder Approval shall not constitute an Event of Default hereunder;
(d)the Company fails to perform or observe any term, covenant or agreement (other than set forth in Section (a), (b) or (c) of this Note) contained in the Purchase Agreement, the Merger Agreement or this Note and (if capable of cure) fails to cure such breach within 20 days after the Company or the Holder has knowledge thereof;
(e)any representations or warranties by Company in this Note, the Purchase Agreement or the Merger Agreement shall be untrue in any material respect when made;
(f)this Note shall at any time cease to be valid and binding or in full force and effect (other than upon full satisfaction or repayment in accordance with the terms hereof);
(g)the Common Stock ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their successors);
(h)(i) the Company or any Subsidiary (A) fails to make any payment of principal when due (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise)

in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000, or (B) fails to observe or perform any other agreement or condition (including any obligation to make any payment of interest, fees or other amounts) relating to any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or cash collateral in respect thereof to be demanded; provided that any such failure under clause (A) or (B) hereunder relating to the Company Existing Loan Documents shall not be an Event of Default under this Section 5(h) unless such failure shall have resulted in the acceleration of such Indebtedness;
(i)the liquidation, dissolution or insolvency of the Company, or the appointment of a receiver, trustee, liquidator or custodian for the Company of a material part of its property;
(j)the making of a general assignment by the Company or any subsidiary thereof for the benefit of its creditors;
(k)the Company or any subsidiary thereof becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or similar law or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation (whether on a voluntary or involuntary basis); or
(l)the Company’s Board of Directors or stockholders adopt a resolution for the liquidation, dissolution or winding up of the Company.
Upon the occurrence of any Event of Default, all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall (i) in the case of any Event of Default under Section 5(i), 5(j), 5(k), or 5(l) hereof, become immediately due and payable in full without further notice, presentment, demand, or protest of any kind by Holder, and (ii) in the case of any Event of Default pursuant to Section 5(a), 5(b), 5(c), 5(d), 5(e), 5(f), 5(g), or 5(h) hereof, become immediately due and payable upon written notice by or on behalf of Holder to the Company.
6.No Set-Off. All payments by the Company under this Note shall be made without set-off or counterclaim and be without any deduction or withholding for any taxes or fees of any nature, unless the obligation to make such deduction or withholding is imposed by law.
7.Seniority; No Security Interest. The indebtedness evidenced by this Note shall be subordinated in right of payment to the prior payment in full of the indebtedness due in connection with the Company Existing Loan Documents. This Note will not be secured.

8.General.
8.1Transfers; Successors and Assigns.
(i)This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns; provided, however, that the Company may not transfer or assign its obligations hereunder, by operation of law or otherwise, without the consent of the Holder; and provided further that the Holder may not transfer or assign its rights hereunder, by operation of law of otherwise, except to an Affiliate, a direct or indirect equity holder of Holder or a successor to all or a substantial portion of the assets of the assets of Holder, without the consent of the Company.
(ii)Notwithstanding anything else in this Note to the contrary, the right of any Holder (or transferee) to receive principal or interest payments under this Note may be transferred only through the surrender of the current Note and reissuance of a new note by the Company pursuant to the provisions of this paragraph. The foregoing language is intended to cause this Note to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c) and shall be interpreted and applied consistently therewith.
8.2No Rights or Liabilities as Stockholder; No Personal Liability. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company in respect of any of the Company’s equity securities which would be issued in connection with any conversion of this Note. Holder agrees that no past, present or future stockholder, director, officer or employee of the Company shall have any personal liability under the Purchase Agreement or this Note for any claim based on, or in respect of, or by reason of, such obligations or their creation and Holder waives and releases all such liability. Holder recognizes and agrees that such waiver and release are part of the consideration for the issuance of the Note.
8.3Further Assurances. In the case of any conflict between this Note and the Purchase Agreement, the provisions of the Purchase Agreement shall control and govern, except to the extent expressly provided herein. From time to time, the Holder and the Company shall execute and deliver to the other party such additional documents as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.
8.4Amendment. This Note may be amended or modified, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, either generally or in a particular instance, and either retroactively or prospectively, upon written consent of the Company and the Holder.
8.5Notices. All notices and other communications given or made pursuant to this Note shall be in accordance with the Purchase Agreement.
8.6Severability. If one or more provisions of this Note are held to be invalid or unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
8.7Governing Law. This Note and the obligations of the Company hereunder shall be governed by and interpreted and determined in accordance with, the laws of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (excluding the laws and rules of law applicable to conflicts or choice of law).
[Signature on following page]

IN WITNESS WHEREOF, this Note has been duly executed on behalf of the undersigned on the day and in the year first written above.

AKOYA BIOSCIENCES, INC.

By:
Name:
Title:
Address:

[Signature Page to Convertible Promissory Note]